Exhibit 99.1

PRESS RELEASE

Contact: Physicians Realty Trust John T. Thomas President and CEO (214) 549-6611 jtt@docreit.com Jeffrey N. Theiler Executive Vice President and CFO (414) 367-5610 jnt@docreit.com

Physicians Realty Trust Reports Second Quarter 2021 Financial Results

Announces $0.08 Net Income per Share and $0.26 Normalized FFO per Share for the Second Quarter of 2021

Second Quarter and Recent Highlights:

•Reported second quarter 2021 total revenue of $112.9 million, an increase of 3.5% over the prior year period.
•Generated second quarter net income per share of $0.08 on a fully diluted basis.
•Generated second quarter Normalized Funds From Operations (Normalized FFO) of $0.26 per share on a fully diluted basis.
•New investments and construction loan commitments of $55.0 million during the second quarter.
•Second quarter MOB Same-Store Cash Net Operating Income growth was 2.4% year-over-year.
•Declared a quarterly dividend of $0.23 per share and OP Unit for the second quarter 2021, paid July 16, 2021.
•Sold 4,532,343 common shares pursuant to the ATM program at a weighted average price of $18.39 during the second quarter 2021, resulting in net proceeds of approximately $82.5 million.
•Standard and Poor’s Ratings Services and Moody’s Investors Services upgraded our senior unsecured debt ratings to 'BBB' and 'Baa2’, respectively.

Milwaukee, WI - August 4, 2021 - Physicians Realty Trust (NYSE: DOC) (the “Company,” the “Trust,” “we,” “our” and “us”), a self-managed health care real estate investment trust, today announced results for the second quarter ended June 30, 2021.

John T. Thomas, President and Chief Executive Officer of the Trust, commented, “Our portfolio of best-in-class medical office facilities continued to perform exceptionally during the second quarter, delivering the predictable growth and operating outcomes that medical office investors have come to expect. We are excited to report Standard and Poor’s Ratings Services and Moody’s Investors Services upgraded our senior unsecured debt ratings to 'BBB' and 'Baa2’, respectively, a direct reflection of the Company’s portfolio quality and disciplined capital strategy.

“On June 7, 2021, we released our second annual ESG Report. We are proud to share that the challenges of 2020 did not change our commitment to our ESG goals. Instead, we deepened our focus and enhanced our efforts, recognizing the critical need to invest in healthy physical and social spaces for our communities now more than ever. We look forward to sharing more on our ESG efforts and second quarter performance during today’s conference call,” Mr. Thomas concluded.

Second Quarter Financial Results

Total revenue for the second quarter ended June 30, 2021 was $112.9 million, an increase of 3.5% from the second quarter 2020. As of June 30, 2021, the portfolio was 96% leased.

Total expenses for the second quarter 2021 were $94.2 million, compared to total expenses of $90.5 million for the second quarter 2020.

Net income for the second quarter 2021 was $18.7 million, compared to net income of $18.4 million for the second quarter 2020.

Net income attributable to common shareholders for the second quarter 2021 was $18.1 million. Diluted earnings per share for the second quarter 2021 was $0.08 based on approximately 222.7 million weighted average common shares and operating partnership units (OP Units) outstanding.

Funds From Operations (FFO) totaled $58.2 million for the second quarter 2021 and consisted of net income plus depreciation and amortization on our consolidated portfolio of $38.0 million and our unconsolidated joint ventures of $2.1 million. This was partially offset by a $0.4 million gain on the sale of investment properties and $0.2 million of other adjustments, resulting in FFO of $0.26 per share on a fully diluted basis. Normalized FFO had no additional adjustments and was also $58.2 million, or $0.26 per share on a fully diluted basis.

Normalized Funds Available for Distribution (FAD) for the second quarter 2021, which consists of normalized FFO adjusted for non-cash share compensation, straight-line rent adjustments, amortization of acquired above-market and below-market leases and assumed debt, amortization of lease inducements, amortization of deferred financing costs, recurring capital expenditures, loan reserve adjustments, and our share of adjustments from unconsolidated investments was $55.0 million.

Our Medical Office Building (MOB) Same-Store portfolio, which includes 248 properties representing approximately 93% of our consolidated leasable square footage, generated year-over-year MOB Same-Store Cash Net Operating Income (Cash NOI) growth of 2.4% for the second quarter 2021.

Other Recent Events

Second Quarter Investment Activity

Since our May 5, 2021 press release and through June 30, 2021, the Company has acquired one health care facility, discussed below, and funded one mezzanine loan for $1.9 million. The Company also funded $1.4 million of previous construction loan commitments.

TOPA Denton - On June 11, 2021 the Company completed the acquisition of a 29,732 square foot medical office facility adjacent to the 208-bed Texas Health Presbyterian Hospital Campus located in Denton, Texas through the conversion of a previously outstanding construction loan of $15.5 million. The newly constructed oncology center is 100% leased to Physician Reliance, a subsidiary of U.S. Oncology/McKesson (Moody’s: Baa2), with a remaining lease term of approximately 9 years. The first year unlevered yield on this investment is expected to be approximately 6.0%.

Second Quarter Disposition Activity

During the second quarter 2021, the Company completed the disposition of one health care property and three adjacent parcels of vacant land for approximately $3.8 million and recognized a net gain of approximately $0.4 million.

Second Quarter Capital Activity

During the second quarter 2021, the Company issued 4,532,343 shares pursuant to its ATM program at a weighted average price of $18.39 for net proceeds of $82.5 million.

Dividend Paid

On June 18, 2021, our Board of Trustees authorized and declared a cash distribution of $0.23 per common share and OP Unit for the quarterly period ended June 30, 2021. The dividend was paid on July 16, 2021 to common shareholders and OP Unit holders of record as of the close of business on July 2, 2021.

Credit Rating Upgrades

On May 13, 2021, Standard & Poor’s Ratings Services upgraded each of the Company’s senior unsecured debt ratings to ‘BBB’ with a stable outlook, from the previous rating of ‘BBB-’.

On July 1, 2021, Moody's Investors Service upgraded each of the Company’s senior unsecured debt ratings to ‘Baa2’ with a stable outlook, from the previous rating of ‘Baa3’.

Other Activity

On June 7, 2021, the Company announced the publication of the 2020 Environmental, Social, and Governance (ESG) Report. The comprehensive and fully interactive report, available digitally at www.docreit.com/esg, details the Company’s ESG achievements and progress toward ongoing ESG goals.

Conference Call Information

The Company has scheduled a conference call on Wednesday, August 4, 2021, at 10:00 a.m. ET to discuss its financial performance and operating results for the second quarter ended June 30, 2021. The conference call can be accessed by dialing (877) 407-0784 from within the U.S. or (201) 689-8560 for international callers. Participants can reference the Physicians Realty Trust Second Quarter Earnings Call or passcode: 13720528. The conference call also will be available via a live listen-only webcast and can be accessed through the Investor Relations section of the Company’s website, www.docreit.com. A replay of the conference call will be available beginning August 4, 2021, at 1:00 p.m. ET until September 4, 2021, at 11:59 p.m. ET, by dialing (844) 512-2921 (U.S.) or (412) 317-6671 (International); passcode: 13720528. A replay of the webcast also will be accessible on the Investor Relations website for one year following the event. Beginning August 4, 2021, the Company’s supplemental information package for the second quarter 2021 will be accessible through the Investor Relations section of the Company’s website under the “Supplemental” tab.

About Physicians Realty Trust

Physicians Realty Trust is a self-managed health care real estate company organized to acquire, selectively develop, own and manage health care properties that are leased to physicians, hospitals and health care delivery systems. The Company invests in real estate that is integral to providing high quality health care. The Company conducts its business through an UPREIT structure in which its properties are owned by Physicians Realty L.P., a Delaware limited partnership (the “operating partnership”), directly or through limited partnerships, limited liability companies or other subsidiaries. The Company is the sole general partner of the operating partnership and, as of June 30, 2021, owned approximately 97.6% of OP Units.

Investors are encouraged to visit the Investor Relations portion of the Company’s website (www.docreit.com) for additional information, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, press releases, supplemental information packages and investor presentations.

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, “continue”, “intend”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward looking statements may include statements regarding the Company’s strategic and operational plans, the Company’s ability to generate internal and external growth, the future outlook, anticipated cash returns, cap rates or yields on properties, anticipated closing of property acquisitions, ability to execute its business plan, and the impact of the Coronavirus and its variants, including the Delta variant (COVID-19) pandemic on the Company’s business. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. Forward looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties are described in greater detail in the Company’s filings with the Securities and Exchange Commission (the “Commission”), including, without limitation, the Company’s annual and periodic reports and other documents filed with the Commission. Unless legally required, the Company disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events or otherwise. For a discussion of factors that could impact the Company’s results, performance, or transactions, see Part I, Item 1A (Risk Factors) of the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2020.

Source: Physicians Realty Trust

Physicians Realty Trust
Condensed Consolidated Statements of Income
(in thousands, except share and per share data) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues:
Rental revenues	$80,572	$79,801	$160,967	$157,671
Expense recoveries	27,176	24,952	54,736	49,828
Interest income on real estate loans and other	5,177	4,313	10,561	8,995
Total revenues	112,925	109,066	226,264	216,494
Expenses:
Interest expense	13,541	14,197	27,256	29,823
General and administrative	9,117	8,242	18,582	17,219
Operating expenses	33,456	31,029	67,390	61,992
Depreciation and amortization	38,105	37,045	76,081	73,792
Total expenses	94,219	90,513	189,309	182,826
Income before equity in loss of unconsolidated entities and gain on sale of investment properties, net:	18,706	18,553	36,955	33,668
Equity in loss of unconsolidated entities	(403)	(109)	(823)	(264)
Gain on sale of investment properties, net	378	—	354	—
Net income	18,681	18,444	36,486	33,404
Net income attributable to noncontrolling interests:
Operating Partnership	(417)	(476)	(876)	(880)
Partially owned properties (1)	(151)	(148)	(303)	(290)
Net income attributable to controlling interest	18,113	17,820	35,307	32,234
Preferred distributions	—	(317)	(13)	(634)
Net income attributable to common shareholders	$18,113	$17,503	$35,294	$31,600
Net income per share:
Basic	$0.08	$0.09	$0.17	$0.16
Diluted	$0.08	$0.09	$0.16	$0.16
Weighted average common shares:
Basic	215,837,520	203,692,604	213,198,272	199,952,166
Diluted	222,660,502	210,405,776	220,053,306	206,699,177

Dividends and distributions declared per common share	$0.23	$0.23	$0.46	$0.46
(1)Includes amounts attributable to redeemable noncontrolling interests.

Physicians Realty Trust
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data) (Unaudited)

	June 30,	December 31,
	2021	2020
ASSETS
Investment properties:
Land and improvements	$233,073	$231,621
Building and improvements	3,873,370	3,824,796
Tenant improvements	78,423	73,145
Acquired lease intangibles	409,156	406,935
	4,594,022	4,536,497
Accumulated depreciation	(759,163)	(687,554)
Net real estate property	3,834,859	3,848,943
Right-of-use lease assets, net	140,860	137,180
Real estate loans receivable, net	176,819	198,800
Investments in unconsolidated entities	73,406	77,755
Net real estate investments	4,225,944	4,262,678
Cash and cash equivalents	1,518	2,515
Tenant receivables, net	4,846	4,757
Other assets	125,359	144,000
Total assets	$4,357,667	$4,413,950
LIABILITIES AND EQUITY
Liabilities:
Credit facility	$319,331	$412,322
Notes payable	969,087	968,653
Mortgage debt	50,498	57,875
Accounts payable	5,424	7,007
Dividends and distributions payable	53,852	52,116
Accrued expenses and other liabilities	84,605	91,929
Lease liabilities	78,615	74,116
Acquired lease intangibles, net	6,001	6,641
Total liabilities	1,567,413	1,670,659

Redeemable noncontrolling interests - Series A Preferred Units (2020) and partially owned properties	7,091	28,289

Equity:
Common shares, $0.01 par value, 500,000,000 common shares authorized, 217,402,529 and 209,550,592 common shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	2,174	2,096
Additional paid-in capital	3,440,314	3,303,231
Accumulated deficit	(722,587)	(658,171)
Accumulated other comprehensive loss	(4,519)	(5,859)
Total shareholders’ equity	2,715,382	2,641,297
Noncontrolling interests:
Operating Partnership	67,349	73,302
Partially owned properties	432	403
Total noncontrolling interests	67,781	73,705
Total equity	2,783,163	2,715,002
Total liabilities and equity	$4,357,667	$4,413,950

Physicians Realty Trust
Reconciliation of Non-GAAP Measures
(in thousands, except share and per share data) (Unaudited)

	Three Months Ended June 30,
	2021	2020
Net income	$18,681	$18,444
Earnings per share - diluted	$0.08	$0.09

Net income	$18,681	$18,444
Net income attributable to noncontrolling interests - partially owned properties	(151)	(148)
Preferred distributions	—	(317)
Depreciation and amortization expense	38,000	36,951
Depreciation and amortization expense - partially owned properties	(70)	(63)
Gain on sale of investment properties, net	(378)	—
Proportionate share of unconsolidated joint venture adjustments	2,141	1,656
FFO applicable to common shares	$58,223	$56,523
Net change in fair value of derivative	—	105
Normalized FFO applicable to common shares	$58,223	$56,628

FFO per common share	$0.26	$0.27
Normalized FFO per common share	$0.26	$0.27

Normalized FFO applicable to common shares	$58,223	$56,628
Non-cash share compensation expense	3,468	3,051
Straight-line rent adjustments	(2,380)	(3,275)
Amortization of acquired above/below-market leases/assumed debt	860	884
Amortization of lease inducements	264	289
Amortization of deferred financing costs	582	595
TI/LC and recurring capital expenditures	(5,673)	(4,765)
Loan reserve adjustments	(84)	(35)
Proportionate share of unconsolidated joint venture adjustments	(214)	(255)
Normalized FAD applicable to common shares	$55,046	$53,117

Weighted average number of common shares outstanding	222,660,502	210,405,776

	Three Months Ended June 30,
	2021	2020
Net income	$18,681	$18,444
General and administrative	9,117	8,242
Depreciation and amortization expense	38,105	37,045
Interest expense	13,541	14,197
Net change in the fair value of derivative	—	105
Gain on sale of investment properties, net	(378)	—
Proportionate share of unconsolidated joint venture adjustments	3,561	2,461
NOI	$82,627	$80,494

NOI	$82,627	$80,494
Straight-line rent adjustments	(2,380)	(3,275)
Amortization of acquired above/below-market leases	875	899
Amortization of lease inducements	264	289
Loan reserve adjustments	(84)	(35)
Proportionate share of unconsolidated joint venture adjustments	(145)	(266)
Cash NOI	$81,157	$78,106

Cash NOI	$81,157	$78,106
Assets not held for all periods	(1,732)	(561)
LTACH & Hospital Cash NOI	(4,375)	(5,497)
Lease termination fees	(157)	(235)
Interest income on real estate loans	(3,907)	(3,061)
Joint ventures and other income	(3,241)	(2,568)
MOB Same-Store Cash NOI	$67,745	$66,184

	Three Months Ended June 30,
	2021	2020
Net income	$18,681	$18,444
Depreciation and amortization expense	38,105	37,045
Interest expense	13,541	14,197
Gain on sale of investment properties, net	(378)	—
Proportionate share of unconsolidated joint venture adjustments	3,498	2,437
EBITDAre	$73,447	$72,123
Non-cash share compensation expense	3,468	3,051
Non-cash changes in fair value	—	105
Pursuit costs	70	—
Non-cash intangible amortization	1,126	1,174
Pro forma adjustments for investment activity	125	—
Adjusted EBITDAre	$78,236	$76,453

This press release includes Funds From Operations (FFO), Normalized FFO, Normalized Funds Available For Distribution (FAD), Net Operating Income (NOI), Cash NOI, MOB Same-Store Cash NOI, Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre) and Adjusted EBITDAre, which are non-GAAP financial measures. For purposes of the SEC’s Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable financial measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the company, or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable financial measure so calculated and presented. As used in this press release, GAAP refers to generally accepted accounting principles in the United States of America. Pursuant to the requirements of Regulation G, we have provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

We believe that information regarding FFO is helpful to shareholders and potential investors because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes ratably over time. We calculate FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (Nareit). Nareit defines FFO as net income or loss (computed in accordance with GAAP) before noncontrolling interests of holders of OP units, excluding preferred distributions, gains (or losses) on sales of depreciable operating property, impairment write-downs on depreciable assets, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs). Our FFO computation includes our share of required adjustments from our unconsolidated joint ventures and may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the Nareit definition or that interpret the Nareit definition differently than we do. The GAAP measure that we believe to be most directly comparable to FFO, net income, includes depreciation and amortization expenses, gains or losses on property sales, impairments, and noncontrolling interests. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from the operations of our properties. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in our financial statements. FFO does not represent cash generated from operating activities in accordance with GAAP, should not be considered to be an alternative to net income or loss (determined in accordance with GAAP) as a measure of our liquidity and is not indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.

We use Normalized FFO, which excludes from FFO net change in fair value of derivative financial instruments, acceleration of deferred financing costs, net change in fair value of contingent consideration, and other normalizing items. However, our use of the term Normalized FFO may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount. Normalized FFO should not be considered as an alternative to net income or loss (computed in accordance with GAAP), as an indicator of our financial performance or of cash flow from operating activities (computed in accordance with GAAP), or as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. Normalized FFO should be reviewed in connection with other GAAP measurements.

We define Normalized FAD, a non-GAAP measure, which excludes from Normalized FFO non-cash share compensation expense, straight-line rent adjustments, amortization of acquired above-market or below-market leases and assumed debt, amortization of lease inducements, amortization of deferred financing costs, and loan reserve adjustments, including our share of all required adjustments from unconsolidated joint ventures. We also adjust for recurring capital expenditures related to tenant improvements and leasing commissions, and cash payments from seller master leases and rent abatement payments, including our share of all required adjustments for unconsolidated joint ventures. Other REITs or real estate companies may use different methodologies for calculating Normalized FAD, and accordingly, our computation may not be comparable to those reported by other REITs. Although our computation of Normalized FAD may not be comparable to that of other REITs, we believe Normalized FAD provides a meaningful supplemental measure of our performance due to its frequency of use by analysts, investors, and other interested parties in the evaluation of our performance as a REIT. Normalized FAD should not be considered as an alternative to net income or loss attributable to controlling interest (computed in accordance with GAAP) or as an indicator of our financial performance. Normalized FAD should be reviewed in connection with other GAAP measurements.

NOI is a non-GAAP financial measure that is defined as net income or loss, computed in accordance with GAAP, generated from our total portfolio of properties and other investments before general and administrative expenses, depreciation and amortization expense, interest expense, net change in the fair value of derivative financial instruments, gain or loss on the sale of investment properties, and impairment losses, including our share of all required adjustments from our unconsolidated joint ventures. We believe that NOI provides an accurate measure of operating performance of our operating assets because NOI excludes certain items that are not associated with management of the properties. Our use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

Cash NOI is a non-GAAP financial measure which excludes from NOI straight-line rent adjustments, amortization of acquired above and below market leases, and other non-cash and normalizing items, including our share of all required adjustments from unconsolidated joint ventures. Other non-cash and normalizing items include items such as the amortization of lease inducements, loan reserve adjustments, payments received from seller master leases and rent abatements, and changes in fair value of contingent consideration. We believe that Cash NOI provides an accurate measure of the operating performance of our operating assets because it excludes certain items that are not associated with management of the properties. Additionally, we believe that Cash NOI is a widely accepted measure of comparative operating performance in the real estate community. Our use of the term Cash NOI may not be comparable to that of other real estate companies as such other companies may have different methodologies for computing this amount.

MOB Same-Store Cash NOI is a non-GAAP financial measure which excludes from Cash NOI assets not held for the entire preceding five quarters, non-MOB assets, and other normalizing items not specifically related to the same-store property portfolio. Management considers MOB Same-Store Cash NOI a supplemental measure because it allows investors, analysts, and Company management to measure unlevered property-level operating results. Our use of the term MOB Same-Store Cash NOI may not be comparable to that of other real estate companies, as such other companies may have different methodologies for computing this amount.

We calculate EBITDAre in accordance with standards established by Nareit and define EBITDAre as net income or loss computed in accordance with GAAP plus depreciation and amortization, interest expense, gain or loss on the sale of investment properties, and impairment loss, including our share of all required adjustments from unconsolidated joint ventures. We define Adjusted EBITDAre, which excludes from EBITDAre non-cash share compensation expense, non-cash changes in fair value, pursuit costs, non-cash intangible amortization, the pro forma impact of investment activity, and other normalizing items. We consider EBITDAre and Adjusted EBITDAre important measures because they provide additional information to allow management, investors, and our current and potential creditors to evaluate and compare our core operating results and our ability to service debt.